UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 26, 2019

Pioneer Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Missouri	333-103293	44-0607504
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

4700 Belleview Avenue, Suite 300, Kansas City, Missouri	64112
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (816) 756-2020

Not Applicable
(Former name, former address and former fiscal year, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On June 26, 2019, Pioneer Financial Services, Inc. and certain of its subsidiaries (collectively, the “Company”), entered into an Asset Sale Agreement (the “Agreement”), by and among the Company, MidCountry Financial Corp. (“MCFC”) and Pioneer Asset Trust, a Delaware statutory trust organized under the laws of the state of Delaware (the “Purchaser”), which is owned by funds and accounts managed by and affiliated with Fortress Investment Group LLC. The Agreement provides for the sale of the Company’s finance receivables portfolio (the “Portfolio”) to the Purchaser (the “Portfolio Sale”) effective on a date that is five (5) business days after the closing conditions are satisfied or such other date as agreed upon by the Company and the Purchaser (the “Closing Date”). The Portfolio will be sold to the Purchaser on a servicing released basis. Certain capitalized terms summarized and not otherwise defined herein have the specific meaning given to them in the Agreement.

The Agreement, among other things, provides the following:

•	The Company will sell all of its right, title and interest in the Portfolio as of July 31, 2019 (the “Cutoff Date”) to the Purchaser on a servicing released basis.

•
The purchase price for the Portfolio (the “Purchase Price”) will be the sum of (i) the product of (x) 84.0%, multiplied by (y) the Portfolio’s aggregate unpaid principal balance on the Cutoff Date, plus (ii) all accrued but uncollected interest on the Portfolio as of the Cutoff Date, subject to certain adjustments.

•
In accordance with the terms of a separate Escrow Agreement, three percent (3%) of the Purchase Price will be held in an Escrow Account (the “Holdback Amount”) for a period of one hundred (100) days following the Closing Date (the “Holdback Period”) and will be remitted to or at the direction of MCFC following the expiration of the Holdback Period and the satisfaction of certain conditions set forth in the Escrow Agreement. The amount of the Holdback Amount remitted to MCFC will be reduced by the aggregate amount sought in connection with all claims of the Purchaser pursuant to the Escrow Agreement.

•
The Agreement may be terminated at any time before the Closing Date by (i) mutual written consent of the parties or (ii) by the Company or the Purchaser if the Closing Date has not occurred on or before September 8, 2019.

•
The Company and MCFC, jointly and severally, have generally agreed to indemnify the Purchaser and its affiliates for certain losses incurred in connection with the transactions contemplated by the Agreement and its ancillary documents. In addition, the Purchaser has agreed to indemnify MCFC and the Company for certain losses incurred in connection with a misrepresentation or breach of warranty made by the Purchaser or the Purchaser’s failure to perform certain obligations as described in the Agreement.

•	The Portfolio Sale is subject to, among other standard closing conditions, approval by the holders of a majority of the issued and outstanding shares of MCFC common stock.

The Portfolio Sale is expected to close during the fourth fiscal quarter of 2019. The actual timing may vary materially based on various factors including the approval by holders of a majority of the issued and outstanding shares of MCFC common stock and the receipt and satisfaction of other closing conditions listed in the Agreement.

Bridge Loan

On June 26, 2019 and in connection with entering into the Agreement, the Company executed and delivered a Secured Promissory Note to CF Pioneer Funding LLC (“Noteholder”), an affiliate of the Purchaser (the “Bridge Loan”). In connection with entering into the Bridge Loan, the Company, along with MCFC, also entered into a Guaranty and Collateral Agreement with Noteholder to govern the security interests of Noteholder with respect to the Bridge Loan. Noteholder provided the Bridge Loan as interim financing for the Company pending the closing of the Portfolio Sale. The Bridge Loan provided $70.0 million of financing to the Company which was used to partially repay the outstanding balance of its revolving credit line with CIBC Bank USA (“CIBC”) and other lenders under the Company’s Credit Agreement, dated December 23, 2015, as amended (the “Senior Bank Debt”). See “Repayment of Senior Bank Debt” under Item 8.01 herein.

The Bridge Loan, among other things, provides the following:

•	The principal amount of the term loan must be used by the Company, in conjunction with funds received from MCFC, to repay the Senior Bank Debt.

•	The Bridge Loan is subject to a variable interest rate of 1-month LIBOR plus 9.50%. Interest is payable monthly to Noteholder in arrears.

•
Noteholder’s security interest is secured by certain assets of the Company and MCFC, including, but not limited to, all assets of the Company and MCFC, a pledge by MCFC of its equity interest in certain of its subsidiaries, certain account control agreements, and a limited guaranty by MCFC.

•
The Bridge Loan matures upon the earliest to occur of (a) the date of the Closing Date under the Agreement, (b) the date immediately following the date of termination of the Agreement pursuant to the terms of the Agreement and (c) the date on which all amounts under the Bridge Loan become due and payable pursuant to an event of default, as defined in the Bridge Loan.

The Bridge Loan includes customary representations, warranties, covenants and termination provisions for the parties. The Company and MCFC, jointly and severally, have generally agreed to indemnify Noteholder for certain losses from liabilities incurred in connection with the Bridge Loan.

The foregoing description of the Agreement and the Bridge Loan is not complete and is qualified in its entirety by reference to the complete text of the Agreement and the Bridge Loan, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under “Bridge Loan” under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 26, 2019, in connection with entering into the Agreement, the Company committed to a course of action to sell all of its finance receivables and to cease conducting operations in a manner consistent with past practice. Accordingly, the Company may seek to terminate agreements with the providers of the Company’s finance receivables origination and servicing systems. If the Company terminates all of these agreements, the Company expects to record and pay contract termination costs of approximately $4.6 million. These payments would be funded from the proceeds of the Portfolio Sale. In addition, the Company expects to record a non-cash charge of $3.3 million to write-off certain computer hardware and implementation costs related to the finance receivable origination and servicing systems following the Closing Date.

The amounts reflected above for contract termination costs and asset write-downs are estimates. The actual amount of these payments or write-downs will be based on actual facts and circumstances existing at the time the expenses are incurred, the provisions of the termination agreements, and the remaining balance of such assets at the time the write downs occur.

Item 2.06 Material Impairments.

As described below in Item 8.01, the operations of the consumer banking division (the “CBD”) of MidCountry Bank are expected to begin winding down in July 2019, with full termination of operations expected to be substantially complete within thirty (30) to ninety (90) days following the Closing Date. As previously disclosed, the Company has the right, but not the obligation, to acquire from MidCountry Bank all (but not less than all) assets and employees and to assume certain liabilities associated with the CBD (the “CBD Purchase Option”) for the sum of $1.00 plus the increase in the value of such assets, if any, on the books of MidCountry Bank (net of assumed liabilities accrued on the books of MidCountry Bank) from November 30, 2018 through the date immediately preceding the date on which the CBD Purchase Option is exercised.  At December 31, 2018 and March 31, 2019, the CBD Purchase Option was recorded at its estimated fair value of $8.2 million, which was established and recorded upon the sale of MidCountry Bank to MidCountry Acquisition Corp., a third-party entity that acquired MidCountry Bank (“MAC”) on November 30, 2018. The estimated fair value of the CBD Purchase Option was based on a combination of a discounted cash flow analysis of projected results and an evaluation of market multiples for companies engaged in similar businesses to the CBD based on estimates available at the time of such analysis. Winding down the operations of the CBD will result in an impairment of the CBD Purchase Option recorded on the Company’s consolidated balance sheet since the Company expects the option to expire without being exercised. Because the CBD Purchase Option is expected to expire without being exercised and the Company does not expect to receive any value upon expiration of the CBD Purchase Option, the Company will write-off the full balance of the CBD Purchase Option through a non-cash impairment charge of $8.2 million in June 2019. The impairment charge will not result in any outlay of cash nor will it impact the cash available to repay the Company’s obligations under the Bridge Loan, subordinated line of credit to MCFC, subordinated debentures and investment notes.

Item 8.01 Other Events

Repayment of Senior Bank Debt

On June 27, 2019, the Company used the proceeds from the Bridge Loan and an additional $31.1 million of funds provided by MCFC to repay the remaining balance outstanding on the Senior Bank Debt. MCFC provided the funds to the Company through an advance on its $25.0 million subordinated line of credit to the Company and through a $6.1 million capital contribution.

CIBC Assignment of LSMS Agreement

Upon the full repayment of the Senior Bank Debt, CIBC assigned its interest in the Non-Recourse Loan Sale and Master Services Agreement, dated as of November 30, 2018, between the Company and certain of its subsidiaries, MidCountry Bank, and CIBC (the “LSMS Agreement”) to Noteholder by executing an Assignment and Assumption Agreement on June 27, 2019.

Post-Closing Expectations

In connection with the transactions described above, the Company expects the following events to occur.

Repayment of Investment Notes and Other Debt Following the Portfolio Sale

After consummation of the Portfolio Sale, the Company expects to use a portion of the Purchase Price to fully repay its obligations under the Bridge Loan, the subordinated line of credit with MCFC, subordinated debentures and investment notes. Any remaining proceeds after settlement of the Company’s obligations and liabilities, along with existing cash balances, will be distributed to the Company’s sole shareholder, MCFC. As described herein, the Company used $70.0 million from the Bridge Loan and an additional $31.1 million of funds provided by MCFC to repay the remaining balance outstanding on the Senior Bank Debt on June 27, 2019.

Termination of Future Periodic Reporting Obligations

Following the full repayment of the investment notes, the Company will no longer have any outstanding securities registered with the Securities and Exchange Commission and, following any required deregistration procedures, will not be subject to the periodic reporting obligations of the Securities Exchange Act of 1934, as amended.

Cessation of Purchasing Finance Receivables and Termination of Related Services

In connection with the Portfolio Sale, the Company will cease purchasing finance receivables from the CBD. The Company expects to cease purchasing finance receivables from the CBD on July 31, 2019.

Because the Portfolio is being sold on a servicing released basis, the CBD will no longer provide services to the Company following the Closing Date, other than certain record keeping functions and residual services to facilitate the transfer of servicing. Because the services the CBD provides for the Portfolio are the primary activities and revenue stream of the CBD, MidCountry Bank has decided, with the consent of the Company, to begin winding down the CBD operations in July 2019, with full termination of operations expected to be substantially complete within thirty (30) to ninety (90) days following the Closing Date. The decision to wind down the operations of the CBD will result in an impairment of the CBD Purchase Option recorded on the Company’s consolidated balance sheet as described above in Item 2.06.

Termination or Amendment of LSMS Agreement and Wind Down of CBD

The Company expects that the LSMS Agreement will be terminated or amended following the successful transfer of servicing for the Portfolio. Under a separate agreement between MCFC, MAC, and MidCountry Bank, MCFC is obligated to pay the CBD certain Termination Costs (as defined in the LSMS Agreement) associated with the wind down of operations of the CBD.

Item 9.01 Financial Statements and Exhibits.

Pursuant to the rules and regulations of the SEC, the Company has filed the Agreement and the Bridge Loan as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

The Agreement and the Bridge Loan contain representations, warranties and covenants by the parties and other factual information about the Company or MCFC or their respective businesses or operations. The representations, warranties covenants and other factual statements: (i) have been made solely for the benefit of the other party or parties to such agreements and amendments; (ii) were made only as of the date of such agreements and amendments or such other date(s) as expressly set forth in such agreements or amendments and are subject to more recent developments, which may not be fully reflected in our public disclosure; (iii) may have been subject to qualifications with respect to materiality, knowledge and other matters, which qualifications modify, qualify and create exceptions to the representations, warranties and covenants in the agreements or amendments; (iv) may be qualified by disclosures made to such other party or parties in connection with signing such agreements or amendments, which disclosures contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants in such agreements or amendments; (v) have been made to reflect the allocation of risk among the parties to such agreements or amendments rather than establishing matters as facts; and (vi) may apply materiality standards different from what may be viewed as material to investors. Accordingly, these representations, warranties, covenants and statements of fact should not be relied upon by investors as they may not describe the Company's actual state of affairs as of June 26, 2019 or as of the date of filing this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
10.1	Asset Sale Agreement dated as of June 26, 2019 by and among, Pioneer Financial Services, Inc., Pioneer Funding, Inc., Pioneer Services Corp., MidCountry Financial Corp., and Pioneer Asset Trust.
10.2
Secured Promissory Note dated as of June 26, 2019 by and among, Pioneer Financial Services, Inc., Pioneer Funding, Inc., Pioneer Services Corp., Pioneer Services Sales Finance, Inc., and CT Pioneer Funding LLC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities law.  Words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “continue,” “predict,” “intend,” “plan,” or other similar words, identify forward-looking statements. Forward-looking statements appear in a number of places in this Current Report on Form 8-K and include statements regarding our intent, belief or current expectation about, among other things, pending transactions, the outcomes of certain transactions, our financial condition, our ability to pay certain liabilities including the investment notes, our periodic reporting requirements under federal securities laws, and our liquidation strategies.  We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. The forward-looking statements included herein reflect and contain management’s current judgment and assumptions, and involve risks and uncertainties that could cause actual results, events, and performance to differ materially from the plans, intentions, and expectations disclosed in the forward-looking statements. Actual results may differ materially from those indicated in the forward-looking statements as a result of various factors, including, but not limited to, those risk factors set forth in Item 1A of Part I in our Annual Report on Form 10-K for the fiscal year ended September 30, 2018, or as may be updated in our other filings with the SEC from time to time. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. Any of these risks could cause our results to differ materially from those expressed in our forward-looking statements or have an adverse effect on our business, financial condition and results of operations.  When considering forward-looking statements you should keep these risk factors in mind, as well as the other cautionary statements set forth in this Current Report on Form 8-

K.  These forward-looking statements are made as of the date of this filing.  We do not intend to update any of these forward-looking statements or publicly announce the results of or any revisions to these forward-looking statements, other than as is required under the federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Name	Title	Date

	Chief Executive Officer, Vice Chairman of the	July 2, 2019
Timothy L. Stanley	Board (Principal Executive Officer)